UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 15, 2026

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Suite 235, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2026, Concentrix Corporation (the “Company”) and Cormac Twomey, the Company’s Executive Vice President, Customer Success, agreed that Mr. Twomey will step down from his role with the Company, effective December 31, 2026. In connection with his departure from the Company, Mr. Twomey and the Company entered into an Agreement, dated September 15, 2026 (the “Agreement”), which provides Mr. Twomey the severance benefits he is entitled to in accordance with (i) the Company’s Amended and Restated Executive Severance Plan and (ii) the Service Agreement, effective as of January 7, 2019, by and between Concentrix CVG CMG UK Limited and Mr. Twomey, for a termination without cause or in lieu of notice, as the case may be. Following Mr. Twomey’s separation on December 31, 2026, Mr. Twomey has agreed to provide limited transition support services to the Company as a consultant for a 60-day period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2026	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal